Pricing Supplement No. 89                                         Rule 424(b)(3)
Dated: May 18, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26,


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $50,000,000                       Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
May 20, 1999

Maturity Date:                                       CUSIP#: 073928 JN 4
May 18, 2001
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A
[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[ ]        Federal Funds Rate                                         Interest Reset Date(s): *

[_]        Treasury Rate                                              Interest Reset Period: Monthly

[_]        LIBOR Reuters                                              Interest Payment Date(s): **

[X]        LIBOR Telerate

[_]        Prime Rate                                                 Interest Payment Period: Monthly

[_]        CMT Rate


Initial Interest Rate: 5.07125%

 Index Maturity:  One Month

 Spread (plus or minus): +0.

--------------------------------------------


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
* 6/18/99, 7/19/99, 8/18/99, 9/20/99, 10/18/99, 10/18/99, 12/20/99, 1/18/00,
2/18/00, 3/20/00 , 4/18/00, 5/18/00, 6/19/00, 7/18/00, 8/18/00, 9/18/00,
10/18/00, 11/20/00, 12/18/00, 1/18/01, 2/18/01, 3/18/01 and 4/18/01.

** 6/18/99, 7/19/99, 8/18/99, 9/20/99, 10/18/99, 10/18/99, 12/20/99, 1/18/00,
2/18/00, 3/20/00 , 4/18/00, 5/18/00, 6/19/00, 7/18/00, 8/18/00, 9/18/00,
10/18/00, 11/20/00, 12/18/00, 1/18/01, 2/18/01, 3/18/01, 4/18/01 and 5/18/01.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.